UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2026

GROVE COLLABORATIVE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40263	88-2840659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Sansome Street San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(800) 231-8527
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GROV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

Naytri Shroff Sramek, a member of the Board of Directors (the “Board”) of Grove Collaborative Holdings, Inc. (the “Company”), resigned from the Board, effective as of August 27, 2026. Ms. Sramek served as the chair of the Board’s Sustainability Nominating and Governance Committee and as a member of the Board’s Audit Committee. There were no disagreements with Ms. Sramek with respect to the Company’s operations, policies or practices, nor did Ms. Sramek provide any written statement to the Company with respect to the circumstances of her resignation. The Board thanks Ms. Sramek for her service on the Board and wishes her well in her future endeavors.

John Replogle, a current member of the Board, was appointed to the Board’s Audit Committee to replace Ms. Sramek. The Board also reduced the size of its Sustainability, Nominating and Governance Committee from three directors to two directors.

Appointment of Director

On August 27, 2026, the Board appointed Jason Karp to serve on the Board as a member of Class III of the Board for a term expiring at the Company’s annual meeting of shareholders in 2028.

The Board determined that Mr. Karp satisfied the definition of an “independent director” under the listing standards of the New York Stock Exchange.

Mr. Karp has served as the founder and chief executive officer of HumanCo, a health-focused holding company dedicated to creating, investing in and operating companies with healthy and sustainable products, since 2019. Mr. Karp also co-founded Hu Chocolate, a chocolate company, with his family in 2011, where he served as chairman until its sale to Mondelez International in 2021. Mr. Karp spent over 20 years as a professional investor, most recently as the founder and chief executive officer of Tourbillon Capital Partners, an investment fund, from 2011 until 2018. Mr. Karp has served as a member of the board of directors of True Food Kitchen since September 2022. Mr. Karp received his B.S. in Economics, summa cum laude, from the Wharton School of the University of Pennsylvania. The Board believes Mr. Karp is qualified to serve on the Board because of his significant experience founding, building and scaling consumer brands, his extensive background in investment management and capital markets, and his deep expertise in the health and wellness industry.

There is no arrangement or understanding between Mr. Karp and any other person pursuant to which Mr. Karp was selected as a director of the Company. There are no transactions involving Mr. Karp requiring disclosure under Item 404(a) of Regulation S–K under the U.S. Securities Act of 1933 (“Regulation S-K”).

In connection with his appointment to the Board, Mr. Karp will enter into the Company’s standard form of indemnification agreement. Mr. Karp will not receive compensation for his service on the Board.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROVE COLLABORATIVE HOLDINGS, INC.

By:	/s/ Scott Giesler
Name:	Scott Giesler
Title:	Chief Legal Officer and Secretary
Date: August 31, 2026